UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 19, 2012

STAR GAS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	011-14129	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2187 Atlantic Street, Stamford, CT		06902
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 328-7310

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Management Incentive Compensation Plan

Effective as of July 19, 2012, the Board of Directors of Kestrel Heat, LLC (“Kestrel Heat”), the general partner of Star Gas Partners, L.P. (the “Partnership”), has adopted certain amendments (the “Plan Amendments”) to the Partnership’s Management Incentive Compensation Plan (the “Plan”), and as amended, the Plan has been amended and restated in its entirety.

Under the Plan Amendments, the number and identity of the Plan participants and their participation interests in the Plan have been frozen at the current levels. In addition, under the Plan Amendments, the plan benefits (to the extent vested) may be transferred upon the death of a participant to his or her heirs. A participant’s vested percentage of his or her plan benefits will be 100% during the time a participant is an employee or consultant of the Partnership. Following the termination of such positions, a participant’s vested percentage shall be equal to 20% for each full or partial year of employment or consultation with the Partnership starting with the fiscal year ending September 30, 2012 (33 1/3% in the case of the Partnership’s chief executive officer).

Under the Plan, participants are entitled to receive a pro rata share of an amount equal to:

•

50% of the distributions (“Incentive Distributions”) of available cash (as defined in the Partnership Agreement) in excess of the minimum quarterly distribution of $0.0675 per unit otherwise distributable to Kestrel Heat pursuant to the Partnership Agreement on account of its General Partner Units (as defined in the Partnership Agreement); and

•	50% of the proceeds (the “Gains Interest”) which Kestrel Heat shall receive from the sale of or with respect to its General Partner Units, less expenses and applicable taxes.

To fund the benefits under the Plan, Kestrel Heat has agreed to permanently and irrevocably forego receipt of the amount of Incentive Distributions that are payable to plan participants. For accounting purposes, amounts payable to management under the Plan are treated as compensation and will reduce both EBITDA and net income but not adjusted EBITDA (as those terms are defined in the Partnership’s periodic reports). Kestrel Heat also agreed to contribute to the Partnership, as a contribution to capital, an amount equal to the Gains Interest payable to participants in the Plan by the Partnership. The Partnership is not required to reimburse Kestrel Heat for amounts payable pursuant to the Plan.

Amendment to Partnership Agreement

The Partnership also entered into Amendment No. 3 dated as of July 19, 2012 (the “Partnership Agreement Amendment”) to its Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) in order to give effect to the Plan Amendments.

The description of the Plan and the Partnership Agreement Amendment that are contained in this Form 8-K are qualified in their entirety to the text of the actual documents that are filed as exhibits hereto.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

The information set forth above in Item 1.01 under the heading “Amendment to Management Incentive Compensation Plan” is hereby incorporated into Item 5.02 by this reference.

Item 9.01(d) Exhibits.

99.1 Amended and Restated Management Incentive Compensation Plan

99.2 Amendment No. 3 to Second Amended and Restated Agreement of Limited Partnership

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GAS PARTNERS, L.P.
By: Kestrel Heat, LLC (General Partner)

By:	/s/ Richard Ambury
Name:	Richard Ambury
Title:	Chief Financial Officer

Date: July 20, 2012

4